April 22, 2025 FIRST QUARTER 2025 FINANCIAL RESULTS Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results and should be read in conjunction with the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.investors.synchrony.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the first quarter of 2025 compared to the first quarter of 2024, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing, and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.   For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement, including the Baseline outlook on slide 10 of this presentation, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 2.9 3.0 3.1 3.0 3.1 3.1 3.1 3.1 3.3 3.3 3.3 3.4 3.5 3.5 3.6 1/1-1/7 1/8-1/14 1/15-1/21 1/22-1/28 1/29-2/4 2/5-2/11 2/12-2/18 2/19-2/25 2/26-3/4 3/5-3/11 3/12-3/18 3/19-3/25 3/26-4/1 4/2-4/8 4/9-4/15 Delivering consistent execution through environments Customer engagement1 New and renewed partnerships Spending trends 69mm average active accounts $41bn purchase volume $100bn loan receivables Recognition 2025 Weekly Sales ($bn) 2025 Weekly Sales Generational Mix2 RANKED #2 BEST COMPANIES TO WORK FOR IN THE U.S. ©2025 Fortune Media IP Limited. All rights reserved. Used under license. 39% 40% 40% 40% 41% 40% 39% 39% 40% 40% 40% 40% 40% 35% 35% 35% 35% 34% 34% 35% 35% 34% 34% 34% 34% 34% 26% 25% 25% 25% 25% 26% 26% 26% 26% 26% 26% 26% 26% Baby Boomer + Gen X Millennial / Gen Z 1/1-1/7 1/8-1/14 1/15-1/21 1/22-1/28 1/29-2/4 2/5-2/11 2/12-2/18 2/19-2/25 2/26-3/4 3/5-3/11 3/12-3/18 3/19-3/25 3/26-4/1 (1) Customer engagement metrics at or for the quarter ended March 31, 2025 (2) Excludes accounts where generational data is not available.

First quarter in review

Growth

Purchase volume (4)%

Dual Card / Co-Brand[1]: $18.4bn, +2%


$42.4bn
$40.7bn
1Q'24
1Q'25

Loan receivables (2)%

Dual Card / Co-Brand[1]: $27.8bn, +6%


$101.7bn
$99.6bn
1Q'24
1Q'25

Average active accounts[2] (3)%


71.7mm
69.3mm
1Q'24
1Q'25

Results

Net interest margin	**14.74%**	PY: 14.55%
Net charge-offs	**6.38%**	PY: 6.31%
Efficiency ratio	**33.4%**	PY: 25.1% Adj. PY[3]: 32.3%
Diluted earnings per share	**$1.89**	PY: $3.14 Adj. PY[3]: $1.18
Return on assets	**2.5%**	PY: 4.4% Adj. PY[3]: 1.7%

Capital & Shareholder Value

Common Equity Tier 1 (CET1) capital ratio[4]


12.6%
13.2%
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25

Capital returned


$402mm
$697mm
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25

Book value per share


$35.03
$40.37
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25

Tangible book value per share[5]


$30.36
$34.79
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25

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(1) Consumer only, including in- and out-of-partner activity. (2) Credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. (3) Adjusted to exclude impact of Pets Best gain on sale in 1Q'24. This is a non-GAAP measure. See Non-GAAP reconciliation in appendix. (4) 2024 CET1 ratios are presented on a CECL transitional basis (5) This is a non-GAAP measure. See Non-GAAP reconciliation in appendix.

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Financial results

Results ($mm, except per share statistics)	1Q'25	1Q'24	B / (W)
Interest income	$5,550	$5,568	—%
Interest expense	1,086	1,163	7%
Net interest income	**4,464**	**4,405**	**1%**
Retailer share arrangements (RSA)	(895)	(764)	(17)%
Other income	149	1,157	(87)%
Net revenue	**3,718**	**4,798**	**(23)%**
Provision for credit losses	1,491	1,884	21%
Other expense	1,243	1,206	(3)%
Pre-tax earnings	**984**	**1,708**	**(42)%**
Provision for income taxes	227	415	45%
Net earnings	**757**	**1,293**	**(41)%**
Preferred dividends	21	11	(91)%
Net earnings available to common stockholders	**$736**	**$1,282**	**(43)%**
Diluted earnings per share	**$1.89**	**$3.14**	**(40)%**

Excluding the Pets Best gain on sale, 1Q'24 Adjusted Net earnings of $491 million[1] or $1.18 per diluted share[1]

By Platform ($bn)	1Q'25	1Q'24	B / (W)[2]
Home & Auto			
Loan receivables	$30.5	$32.6	(7)%
Purchase volume	$9.6	$10.5	(9)%
Interest and fees on loans	$1.4	$1.4	2%
Digital			
Loan receivables	$27.8	$27.7	—%
Purchase volume	$12.5	$12.6	(1)%
Interest and fees on loans	$1.5	$1.6	(1)%
Diversified & Value			
Loan receivables	$19.4	$19.6	(1)%
Purchase volume	$13.7	$14.0	(2)%
Interest and fees on loans	$1.2	$1.2	(3)%
Health & Wellness			
Loan receivables	$15.2	$15.1	1%
Purchase volume	$3.8	$4.0	(5)%
Interest and fees on loans	$0.9	$0.9	5%
Lifestyle			
Loan receivables	$6.6	$6.6	—%
Purchase volume	$1.2	$1.2	(6)%
Interest and fees on loans	$0.3	$0.3	2%

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(1) This is a non-GAAP measure. See Non-GAAP reconciliation in appendix. (2) Percentages calculated from amounts presented in millions in the financial supplement.

5

Net revenue

Results ($mm)

	1Q'24	1Q'25	B / (W)
Net revenue	$4,798	**$3,718**	(23)%
Other income	$1,157	$149	(87)%
Net interest income	$4,405	$4,464	+1%
RSA	$(764)	$(895)	(17)%

Net interest margin

1Q'24 Net interest margin	**14.55%**
Loan receivables yield	+0.20 %
Interest-bearing liabilities cost	+0.25 %
Liquidity portfolio yield	(0.15)%
Mix of Interest-earning assets	(0.11)%
1Q'25 Net interest margin	**14.74%**

Highlights

- **Net revenue decreased 23%**, or $1.1 billion primarily reflecting Pets Best gain on sale in prior year
  - **Net interest income increased 1%**, or $59 million
    - Loan receivables yield of 21.33%, up 24 bps primarily driven by the impact of our PPPCs[1], partially offset by lower benchmark rates and lower late fee incidence
    - Lower benchmark rates primarily drove reductions in Interest-bearing liabilities cost of 26 bps to 4.48% and liquidity portfolio yield of 88 bps to 4.43%
  - **Retailer share arrangements increased 17%**, reflecting program performance which includes the impact of our PPPCs
  - **Other income decreased 87%**, driven by a $1,069 million Pets Best gain on sale in 1Q'24 partially offset by the impact of PPPC related fees
- **Net interest margin of 14.74% increased 19bps**
  - Reflects higher loan receivables yield and lower liabilities cost, partially offset by liquidity portfolio yield and mix of Interest-earning assets
  - Loan receivables mix as a percent of Interest-earning assets of 82.27% decreased 62bps
- **Payment rate[2] of 15.8%** flat to 1Q'24[3] and up approximately 60bps vs. pre-pandemic 5-year historical average ('15-'19)[4]

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(1) Product, Pricing, and Policy Changes (or "PPPCs"). (2) Customer payments received during the period divided by beginning of period loan receivables. (3) Excludes Ally Lending. (4) Excludes portfolios sold in 2019 and 2022.

7 (1) Other expense divided by sum of Net interest income, plus Other income, less Retailer share arrangements. (2) Adjusted to exclude impact of Pets Best gain on sale in 1Q'24. This is a non-GAAP measure. See Non-GAAP reconciliation in appendix. • Other expense increased 3%, or $37 million – Increase primarily driven by costs related to technology investments in Information processing – Increase also includes a charitable contribution in Other and an Ally Lending restructuring charge in Employee costs; see notable Other expense items in appendix for additional details 1Q'24 1Q'25 B / (W) Other expense $1,206 $1,243 (3)% $496 $506 $220 $217 $125 $116 $186 $219 $179 $185 Other expense Marketing and business dev Professional fees Results ($mm) Highlights Employee costs +7% +1% (2)% Information processing (18)% Other (3)% Efficiency ratio1 25.1% 31.7% 31.2% 33.3% 33.4% 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Adj2: 32.3%

8 (1) Allowance for credit losses includes impact of Ally Lending acquisition beginning in 1Q’24. Highlights Credit 30+ days past due $mm, % of period-end loan receivables 90+ days past due $mm, % of period-end loan receivables Net charge-offs $mm, annualized as % of average loan receivables, including held for sale Allowance for credit losses1 $mm, % of period-end loan receivables Credit trends • Provision for credit losses decreased 21%, or $393 million, driven by a reserve release of $97 million versus a reserve build of $299 million in the prior year which included a $190 million reserve build related to the Ally Lending acquisition 3.81% 4.74% 4.74% 4.70% 4.52% $3,474 $4,885 $4,820 $4,925 $4,505 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 1.87% 2.28% 2.42% 2.40% 2.29% $1,705 $2,353 $2,459 $2,512 $2,285 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 4.49% 5.58% 6.31% 6.45% 6.38% $1,006 $1,402 $1,585 $1,661 $1,588 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 10.44% 10.26% 10.72% 10.44% 10.87% $9,517 $10,571 $10,905 $10,929 $10,828 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25

Funding, capital and liquidity

Funding and liquidity ($bn)

	1Q'24	1Q'25	% total
Total funding	$99.7	**$100.4**	100%
Unsecured	$8.1	$8.4	8%
Secured	$8.0	$8.6	9%
Deposits	$83.6	$83.4	83%
Liquid assets	**$21.9**	**$23.8**	
% of total assets	18.1%	19.5%	

Capital ratios[1]

CET1 capital ratio


12.6%
13.2%
1Q'24
1Q'25

Tier 1 capital ratio


13.8%
14.4%
1Q'24
1Q'25

Total capital ratio


15.8%
16.5%
1Q'24
1Q'25

Tier 1 capital + credit loss reserve ratio[2]


23.8%
25.1%
1Q'24
1Q'25

Common Equity Tier 1 (CET1) ratio

1Q'24 CET1%	**12.6 %**
Net earnings	+2.9 %
Share repurchases	(1.3) %
Common and preferred dividends	(0.5) %
Risk-weighted asset changes	+0.2 %
CECL transition provisions	(0.5) %
Other activity, net	(0.2) %
1Q'25 CET1%	**13.2 %**

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(1) Ratios reflect the phase-in of an estimate of CECL's effect on regulatory capital over a three-year transitional period beginning in the first quarter of 2022, with effects fully phased in beginning in 1Q'25. 2024 CET1, Tier 1 and Total Capital ratios are presented on a transition basis and reflect 75% of the phase-in of CECL effects.
(2) Sum of "Tier 1 Capital" and "Allowance for Credit Losses," divided by "Total Risk-Weighted Assets," adjusted to also reflect fully-phased in impact of CECL for all periods. This ratio is a non-GAAP measure. See Non-GAAP reconciliation in appendix.

9

Baseline outlook

Baseline economic assumptions:

- No deterioration in macroeconomic environment
- No changes to PPPCs already implemented
- No impact to consumer behavior from tariffs

Key drivers	FY 2025 Original	FY 2025 Revised	Commentary
Period-end loan receivables growth	Low single digit growth	✓	• Purchase volume growth reflects the impact of credit actions and selective consumer behavior • Payment rate generally in-line with 2024
Net revenue	$15.2 – $15.7bn	✓	• Follow normal seasonal trends, adjusted for the following: – Growth in I&F and Other income[1], as the impact of our PPPCs builds partially offset by lower average benchmark rates and lower late fees – Lower funding cost due to lower benchmark rates as CD maturities reprice partially offset by lower yielding investment portfolio
RSA as % of average loan receivables	3.60 – 3.85%	3.70 – 3.85%	• RSA increasing as program performance improves, driven by declining Net charge-offs and increasing impact of our PPPCs
Net charge-offs	5.8 – 6.1%	5.8 – 6.0%	• Generally follow seasonal trends in 2H • Improved range reflecting impact of credit actions
Efficiency ratio	31.5 – 32.5%	✓	• Remain focused on driving operating leverage

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(1) Growth in Other income excluding Pets Best gain on sale impact in 1Q'24.

10

12 Transaction related activity and other notable items The following table sets forth transaction related activity and notable Other expense items incurred during the periods indicated below. $ in millions Quarter Ended March 31 2025 2024 Transaction related activity Disposition of Pets Best: Total Other income - Pets Best gain on sale $— $1,069 Total Other expense - indirect sale-related expenses — 3 Total $— $1,066 Provision for credit losses - transaction related: Ally Lending acquistion $— $190 Loan portfolio purchases 5 — Total $5 $190 Notable Other expense items Charitable contribution $15 $— Ally Lending restructuring charge 12 — Preparatory expenses related to Late Fee rule change 1 7 Total $28 $7

13 Non-GAAP reconciliation* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. At March 31 2025 2024 Tier 1 Capital $14,668 $14,207 Less: CECL transition adjustment — (573) Tier 1 capital (CECL fully phased-in) $14,668 $13,634 Add: Allowance for credit losses 10,828 10,905 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $25,496 $24,539 Risk-weighted assets $101,625 $103,242 Less: CECL transition adjustment — (290) Risk-weighted assets (CECL fully phased-in) $101,625 $102,952 $ in millions * Amounts at March 31, 2025 are preliminary and therefore subject to change.

14 The following table sets forth a reconciliation between GAAP results and non-GAAP adjusted results. Non-GAAP reconciliation (continued) 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Tangible common equity ($ in millions): GAAP Total equity $16,581 $16,580 $15,980 $15,540 $15,282 Less: Preferred stock (1,222) (1,222) (1,222) (1,222) (1,222) Less: Goodwill (1,274) (1,274) (1,274) (1,274) (1,073) Less: Intangible assets, net (847) (854) (765) (776) (800) Tangible common equity $13,238 $13,230 $12,719 $12,268 $12,187 Tangible book value per share: Book value per share $40.37 $39.55 $37.92 $36.24 $35.03 Less: Goodwill (3.35) (3.28) (3.27) (3.23) (2.68) Less: Intangible assets, net (2.23) (2.20) (1.97) (1.96) (1.99) Tangible book value per share $34.79 $34.07 $32.68 $31.05 $30.36 $ in millions

15 Non-GAAP reconciliation (continued) The following table sets forth a reconciliation between GAAP results and non-GAAP adjusted results. $ in millions Quarter Ended March 31, 2024 Net earnings: Net earnings $1,293 Less: Pets Best gain on sale after-tax (802) Adjusted Net earnings $491 Preferred dividends (11) Adjusted Net earnings available to common stockholders $480 Diluted earnings per share: Diluted earnings per share $3.14 Less: Pets Best gain on sale impact (1.96) Adjusted Diluted earnings per share $1.18 Return on assets: Return on assets 4.4 % Less: Pets Best gain on sale impact (2.7) % Adjusted Return on assets 1.7 % Efficiency ratio: Efficiency ratio 25.1 % Less: Pets Best gain on sale impact 7.2 % Adjusted Efficiency ratio 32.3%